Exhibit 10.1

INTERCORP FINANCIAL SERVICES INC.

as Issuer

THE BANK OF NEW YORK MELLON

as Trustee, Registrar, Paying Agent and Transfer Agent

and

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH

as Luxembourg Paying Agent and Luxembourg Transfer Agent

INDENTURE

Dated as of October 19, 2017

4.125% SENIOR NOTES DUE 2027

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

EXHIBIT A	Form of Note

EXHIBIT B	Form of Certificate for Transfer to QIB

EXHIBIT C	Form of Certificate for Transfer Pursuant to Regulation S

EXHIBIT D	Form of Certificate for Transfer Pursuant to Rule 144

iii

INDENTURE, dated as of October 19, 2017, by and among Intercorp Financial Services Inc., a corporation incorporated and existing under the laws of the Republic of Panama (the “Company”), The Bank of New York Mellon, a corporation organized under the laws of the State of New York and authorized to conduct a banking business, as trustee (the “Trustee”), paying agent, registrar and transfer agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg paying agent (the “Luxembourg Paying Agent”) and Luxembourg transfer agent (the “Luxembourg Transfer Agent”).

Each party agrees as follows for the benefit of the other parties and of the Holders of the Initial Notes and any Additional Notes (in each case, as defined herein):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“Additional Amounts” has the meaning assigned to it in Section 3.10(a).

“Additional Notes” means the Company’s 4.125% Senior Notes due 2027 issued after the Issue Date, as specified in the relevant Additional Notes Board Resolution or Additional Notes Supplemental Indenture therefor issued in accordance with this Indenture.

“Additional Notes Board Resolution” means a Board Resolution duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes.

“Additional Notes Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.

“Affiliate” means, with respect to any specified Person, (a) any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any subsidiary of such specified Person, or (iii) of any Person described in clause (a) above. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning assigned to it in Section 2.7(b).

“Agents” means any Paying Agent, Transfer Agent, Registrar, co-Registrar or other agent appointed by the Company pursuant to the terms of this Indenture.

“Authenticating Agent” has the meaning assigned to it in Section 2.2(d).

“Authorized Agent” has the meaning assigned to it in Section 10.6(d).

“Bail-in Powers” has the meaning assigned to it in Section 2.3(c)(i).

“Bankruptcy Law” means: (1) Title 11, United States Bankruptcy Code of 1978, as amended, or any similar U.S. federal or state law substantially relating to bankruptcy, insolvency, receivership, liquidation or the relief of debtors or (2) Peruvian bankruptcy law Peruvian Ley General del Sistema Concursal (Ley No. 27809, as amended) or (3) Panamanian insolvency law Ley que establece el Régimen de los Procesos Concursales de Insolvencia y dicta otras disposiciones (Ley No. 12 de 19 de mayo de 2016, as amended) or (4) any substantially similar laws for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“BRRD” has the meaning assigned to it in Section 2.3(c).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Lima, Peru or New York, New York are authorized or required by law to close.

“Certificated Note” means any Note issued in fully registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A.

“Change of Control” means the occurrence of any of the following events:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act or any successor provisions to any of the foregoing)) other than to one or more Permitted Holders; or

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that the Permitted Holders cease to be the “beneficial owners” (as defined in Rules 13d 3 and 13d 5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(3) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Event” means the occurrence of both a Change of Control and a Ratings Decline in respect thereof.

“Change of Control Event Notice” means notice of a Change of Control Offer made pursuant to Section 3.6, which shall be given to each record Holder in accordance with Section 10.1 within thirty (30) days following the date upon which a Change of Control Event occurred, with a copy to the Trustee, which such notice shall govern the terms of the Change of Control Offer and shall state:

(1) that a Change of Control Offer is being made pursuant to Section 3.6, and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such notes plus accrued and unpaid interest, and Additional Amounts, if any, to, but excluding, the date of purchase;

(2) the purchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is given) (the “Change of Control Payment Date”);

(3) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its notes repurchased; and

(4) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.6.

“Change of Control Offer” has the meaning assigned to it in Section 3.6(a).

“Change of Control Payment” has the meaning assigned to it in Section 3.6(a).

“Change of Control Payment Date” has the meaning assigned to it in the definition of “Change of Control Event Notice.”

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Surviving Entity.

“Company Order” has the meaning assigned to it in Section 2.2(c).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to July 19, 2027 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity comparable to July 19, 2027.

“Comparable Treasury Price” means, with respect to the Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than five (5) such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means, as of any date of determination, as shown on the most recent balance sheet of the Company provided to the Trustee pursuant to Section 3.8 (or required to be provided thereunder), (a) the Total Assets of the Company and its consolidated Subsidiaries, less (b)

the amount thereof constituting goodwill and Intangible Assets, as calculated in accordance with GAAP, less (c) all current liabilities of the Company and its consolidated Subsidiaries after eliminating (i) all intercompany items between the Company and any Subsidiary or between Subsidiaries and (ii) all current maturities of long-term Debt; provided that in the event that the Company or any of its consolidated Subsidiaries assumes liabilities or acquires any assets in connection with the acquisition by the Company or any of its consolidated Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption of liabilities or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New York Mellon, 101 Barclay Street, Floor 7 East, New York, New York 10286 or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning assigned to it in Section 8.1(c).

“Debt” means, with respect to any Person, without duplication:

(1) indebtedness for money borrowed and premium, if any, and accrued interest in respect thereof;

(2) liabilities under or in respect of any acceptance or credit;

(3) the principal and premium, if any, and any accrued and unpaid interest in respect of any bonds, notes, debentures, certificates of deposit or other securities (whether issued for cash or in whole or in part for consideration other than cash);

(4) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

(5) all obligations of such Person for the reimbursement of any obligor or any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (4) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(6) all obligations of the type referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons for the payments of which, in either case, such Person is responsible, or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment thereof);

(7) the net obligations under Hedging Obligations;

(8) guarantees and other contingent obligations in respect of Debt referred to in clauses (1) through (7) above; and

(9) any other obligations of such Person that are required to be, or are in such Person’s financial statements, recorded or treated as indebtedness under GAAP.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A.

“Depositary” means DTC, Clearstream Banking, société anonyme or Euroclear S.A./N.V., as operator of the Euroclear System, or any other depositary institution appointed by the Company that is a clearing agency registered under the Exchange Act. The initial Depositary for the Global Notes is DTC.

“Distribution Compliance Period” means, with respect to any Regulation S Global Note, the forty (40) consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to Persons other than distributors (as defined in Regulation S) pursuant to Regulation S and (b) the issue date for such Notes, as notified by the Company to the Trustee in writing.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

“Event of Default” has the meaning assigned to it in Section 6.1(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fitch” means Fitch Inc. and its successors.

“G-20” means the Group of Twenty (G-20) Finance Ministers and Central Bank Governors.

“GAAP” means IFRS applied on a consistent basis.

“Global Note” means any Note issued in fully registered, global, certificated form to the Depositary (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A.

“Global Note Legend” has the meaning assigned to it in Section 2.8(a).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

The term “guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option, forward or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Holding Company” means any entity of which 90% or more of its assets are comprised of, or 90% or more of its revenues are derived from, holding securities in any other Persons.

“Holding Subsidiary” means any Holding Company beneficially owned, directly or indirectly, by the Company that, individually or together with other Holding Companies, owns or controls, directly or indirectly, Share Capital of any other Person.

“IFRS” means the International Financial Reporting Standards as adopted by the International Accounting Standards Board which are in effect from time to time.

“Indenture” means this Indenture, as amended or supplemented from time to time, including the Exhibits hereto.

“Independent Investment Banker” means one of the Reference Treasury Dealers reasonably designated by the Company.

“Initial Notes” means any of the Company’s 4.125% Senior Notes due 2027 issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.

“Intangible Assets” means, with respect to the Company and its consolidated Subsidiaries, unamortized deferred charges, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value at the end of each fiscal year, and all other items that would be treated as intangibles on a consolidated statement of financial position of the Company and its consolidated Subsidiaries in accordance with GAAP (except unamortized debt discount and expense).

“Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc., BBB- (or the equivalent) by Fitch, and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., or any equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Issue Date” means the first date of issuance of Notes under this Indenture.

“Legal Defeasance” has the meaning assigned to it in Section 8.1(b).

“Lien” means any mortgage, pledge, security interest, movable guaranty (garantía mobiliaria), security trust, conditional sale or other title retention agreement or other similar lien.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Paying Agent” means the party named as such in the introductory paragraph of this Indenture until such party resigns or is removed by the Company from such role; provided that, if such party is replaced by a successor in accordance with the terms of this Indenture, “Luxembourg Paying Agent” shall thereafter mean such successor.

“Luxembourg Transfer Agent” means the party named as such in the introductory paragraph of this Indenture until such party resigns or is removed by the Company from such role; provided that, if such party is replaced by a successor in accordance with the terms of this Indenture, “Luxembourg Transfer Agent” shall thereafter mean such successor.

“Material Subsidiary” means any Subsidiary that represented 10% or more of the Company’s consolidated Total Assets or consolidated operating revenues in the preceding fiscal year.

“Maturity Date” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption, exercise of any repurchase right or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Note Custodian” means the custodian with respect to any Global Note appointed by the Depositary, or any successor Person thereto, and shall initially be the Trustee.

“Note Register” has the meaning assigned to it in Section 2.3(a).

“Notes” means, collectively, the Initial Notes and any Additional Notes issued under this Indenture.

“Obligations” means, with respect to any Debt, any principal, interest (including, without limitation, Post-Petition Interest), premium, Additional Amounts, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Debt, including in the case of the Notes, this Indenture.

“Offering Memorandum” means the Company’s offering memorandum dated October 12, 2017, used in connection with the Original Offering of Notes.

“Officer” means, with respect to any Person, the chief executive officer or chief financial officer of such Person, any other executive or senior officer performing similar decision making functions for such Person, any member of the Board of Directors of such Person, or any attorney-in-fact of such Person.

“Officers’ Certificate” means, in connection with any action to be taken by the Company, a certificate signed by two Officers of such Person, in accordance and compliance with the terms of this Indenture, that is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who shall be reasonably acceptable to the Trustee.

“Original Offering of Notes” means the original private offering of the Initial Notes, which were issued on the Issue Date.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes, or portions thereof, which money in the necessary amount has been thereto for deposited with the Trustee or any Paying Agent (other than the Company, any Subsidiary or any of their respective Affiliates) in trust or set aside and segregated in trust by the Company, any Subsidiary or any of their respective Affiliates (if the Company, any Subsidiary or any of their respective Affiliates is acting as Paying Agent) for the payment redemption or, in the case of a Change of Control Offer, purchase thereof; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(3) Notes which have been surrendered pursuant to Section 2.10 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company; and

(4) solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any Subsidiary or any other obligor under the Notes or any Affiliate of the Company, such Subsidiary or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, any Subsidiary or any other obligor upon the Notes or any of their respective Affiliates.

“Paying Agent” has the meaning assigned to it in Section 2.3(a).

“Permitted Holders” means one or more of the following (i) members of the Rodriguez-Pastor family, (ii) any spouse, descendant, heirs or estate of the individuals referred to in the preceding clause (i), and (iii) any non-natural Person that is a direct or indirect Affiliate of any of the Persons referred to in the preceding clauses (i) and (ii) and with respect to which any Person or Persons listed in the preceding clauses (i) and (ii) owns the majority of the aggregate of the total voting power of the Voting Stock in such non-natural Person, on a fully diluted basis.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Debt, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Primary Treasury Dealer” has the meaning assigned to it in the definition of “Reference Treasury Dealer.”

“Private Placement Legend” has the meaning assigned to it in Section 2.8(b).

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Rating Agencies” means each of S&P, Fitch and Moody’s or, if S&P, Fitch or Moody’s or the three of them shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P, Fitch or Moody’s or the three of them, as the case may be.

“Ratings Date” means in connection with a Change of Control Event, the date that is 90 days prior to the earlier of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention of the Company or any other Person or Persons to effect a Change of Control.

“Ratings Decline” means in connection with a Change of Control, the occurrence, on or within 180 days after the earlier to occur of public notice of (i) the occurrence of a Change of Control and (ii) the intention by the Company or any other Person or Persons to effect a Change of Control (which period will be extended for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change as a result of a Change of Control), of any of the events listed below, in each case expressly as a result of such Change of Control:

(a) in the event the Notes have an Investment Grade Rating by any two or more Rating Agencies on the Rating Date, the rating of the Notes by any such Rating Agency will be changed to below an Investment Grade Rating;

(b) in the event the Notes have an Investment Grade Rating by any, but not two or more, of the Rating Agencies on the Rating Date, the rating of the Notes by such Rating Agency will be changed to below an Investment Grade Rating; or

(c) in the event the Notes are rated below an Investment Grade Rating by any two or more Rating Agencies on the Rating Date, the rating of the Notes by any such Rating Agency will be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

“Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC or their Affiliates that are primary United States government securities dealers in New York City (each, a “Primary Treasury Dealer”) and not less than three other leading Primary Treasury Dealers in New York City reasonably designated by the Company; provided that if any of the former cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and a Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or about 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“Registrar” has the meaning assigned to it in Section 2.3(a).

“Regulation S” means Regulation S under the Securities Act or any successor regulation.

“Regulation S Global Note” has the meaning assigned to it in Section 2.1(e).

“Relevant Resolution Authority” has the meaning assigned to it in Section 2.3(c)(i).

“Resale Restriction Termination Date” means, with respect to any Rule 144A Global Note (or beneficial interest therein), the date that is one year (or such other period specified in Rule 144) from the Issue Date or, if any Additional Notes that are Rule 144A Global Notes have been issued before the Resale Restriction Termination Date for any Rule 144A Global Notes, from the latest such original issue date of such Additional Notes, as notified by the Company to the Trustee in writing.

“Restricted Note” means any Initial Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein), until such time as:

(1) such Note is a Rule 144A Global Note and the Resale Restriction Termination Date therefor has passed;

(2) such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or

(3) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.9(e) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule).

“Rule 144A Global Note” has the meaning assigned to it in Section 2.1(d).

“S&P” means Standard & Poor’s Rating Service or any successor thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share Capital” means, with respect to any Person, any and all shares of capital stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting), such Person’s equity including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Special Record Date” has the meaning assigned to it in Section 2.13(a).

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which any principal of such security is due and payable, including pursuant to any mandatory redemption or purchase provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means any Person of which more than 50% of the total voting power of shares of Share Capital or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) the Company, (b) the Company and one or more Subsidiaries or (c) one or more Subsidiaries. Unless otherwise specified, a Subsidiary shall be deemed to be a Subsidiary of the Company.

“Surviving Entity” has the meaning assigned to it in Section 4.1(a)(iii).

“Taxes” means all taxes, withholdings, duties, assessments or governmental charges in the nature of a tax imposed or levied by or on behalf of Panama or the jurisdiction of incorporation of any successor entity to the Company or the jurisdiction through which the Company or any Paying Agent acting on behalf of the Company makes any payments with respect to the Notes or, in each case, any political subdivision thereof or any authority or agency therein or thereof having power to tax (each, a “Taxing Jurisdiction”).

“Taxing Jurisdiction” has the meaning assigned to it in the definition of “Taxes.”

“Total Assets” means, as of any date of determination, the total assets shown on the consolidated balance sheet of the Company as of the most recent date for which financial statements have been provided to the Trustee, determined in accordance with GAAP.

“Transfer Agent” has the meaning assigned to it in Section 2.3(a).

“Transparency Directive” has the meaning assigned to it in Section 3.9(a).

“Treasury Rate” means, with respect to a Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day-count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department (or any successor group of the Trustee) of the Trustee, having direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

“U.S. Dollars” or “U.S.$” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Government Obligations” means direct obligations of, or guaranteed by (or certificates representing an ownership interest in such obligations) the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” means, with respect to any Person as of any date, the Share Capital of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person and in respect of other matters presented at the shareholders’ meeting of such Person.

Section 1.2 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” and “includes” means including or includes, as the case may be, without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) references to the payment of principal of the Notes shall include applicable premium, if any;

(g) references to payments on the Notes shall include Additional Amounts payable on the Notes, if any;

(h) all references to Sections or Articles refer to Sections or Articles of this Indenture;

(i) references to any law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing or implementing such law; and

(j) the term “obligor,” when used with respect to the Notes, means the Company and any other obligor as of the date of this Indenture.

ARTICLE II

THE NOTES

Section 2.1 Form and Dating.

(a) The Initial Notes are being originally issued by the Company on the Issue Date. The Notes shall be issued in fully registered certificated global form without interest coupons, and in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. The Notes and the certificate of authentication shall be substantially in the form of Exhibit A.

(b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(c) The Notes may have notations, legends or endorsements as specified in Section 2.8 or as otherwise required by law, stock exchange rule or Depositary rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

(d) Notes originally offered and sold to QIBs in reliance on Rule 144A shall be represented by a single permanent global certificate (which may be subdivided) without interest coupons (each, a “Rule 144A Global Note”).

(e) Notes originally offered and sold outside the United States of America in reliance on Regulation S shall be represented by a single permanent global certificate (which may be subdivided) without interest coupons (each, a “Regulation S Global Note”).

Section 2.2 Execution and Authentication.

(a) An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on the certificate of authentication on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by an Officer of the Company (the “Company Order”). A Company Order shall specify the amount of the Notes to be authenticated and the date on which such issue of Notes is to be authenticated.

(d) The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

(e) In case a Surviving Entity has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Surviving Entity, be exchanged for other Notes executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Surviving Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

Section 2.3 Registrar, Transfer Agents and Paying Agents.

(a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, and, as long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, in Luxembourg (which office or agency may be an office of the Trustee or an Affiliate of the Trustee), where Notes may be presented or surrendered for transfer or for exchange (the “Transfer Agent”) and where Notes may be presented for payment (the “Paying Agent”). The Company shall also maintain or cause to be maintained an office or agency in the Borough of Manhattan, City of New York where Notes may be presented or surrendered for registration of transfer or exchange (the “Registrar”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-Registrars and one or more additional Paying Agents or Transfer Agents. The term “Paying Agent” includes the Luxembourg Paying Agent and any additional paying agent, and the term “Transfer Agent” includes the Luxembourg Transfer Agent and any additional transfer agent.

(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Transfer Agent or co-Registrar that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of each such Agent. If the Company fails to maintain a Registrar or Paying Agent and it and its Subsidiaries refuse to act as such Agent(s) in accordance with the following sentence, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-Registrar or Transfer Agent.

(c) The Company initially appoints the Trustee as Registrar, Paying Agent and Transfer Agent (and the Trustee hereby accepts such appointment), until such time as another Person is appointed as such. The Company initially appoints The Bank of New York Mellon SA/NV, Luxembourg Branch as Luxembourg Paying Agent and Luxembourg Transfer Agent (and The Bank of New York Mellon SA/NV, Luxembourg Branch hereby accepts such appointment), until such time as another person is appointed as such. In respect of the foregoing appointment of The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg Paying Agent and Luxembourg Transfer Agent for the Notes, reference is hereby made to (i) the Bank Recovery and Resolution Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms (the “BRRD”), and (ii) in relation to a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the document described as the EU Bail-in Legislation Schedule then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/ (the “Bail-in Legislation”). As used herein, the term “BRRD Liability” shall be deemed to have the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation. Notwithstanding any other term of this Indenture or any other agreements, arrangements, or understanding between the parties, the Company acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of any “Write-down” and “Conversion Powers” (as defined in relation to the relevant Bail-in Legislation) (“Bail-in Powers”) by the resolution authority with the ability to exercise any Bail-in Powers in relation to The Bank of New York Mellon SA/NV, Luxembourg Branch (the “Relevant Resolution Authority”) in relation to any BRRD Liability of The Bank of New York Mellon SA/NV, Luxembourg Branch under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (2) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of The Bank of New York Mellon SA/NV, Luxembourg Branch or another person (and the issue to or conferral on it of such shares, securities or obligations); (3) the cancellation of the BRRD Liability; and/or (4) the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Indenture, as applicable, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(d) The Company may change any Agent without notice to Holders.

Section 2.4 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee or any other Paying Agent appointed as of the date hereof pursuant to this Indenture) to agree that such Paying Agent shall hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal of or interest on the Notes (whether such money has been distributed to it by the Company or any other obligor under the Notes) in accordance with the terms of this Indenture and shall notify the Trustee in writing of any Default by the Company (or any other obligor under the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.

The receipt by the Paying Agent or the Trustee from the Company of each payment of principal, interest and/or other amounts due in respect of the Notes in the manner specified herein and on the date on which such amount of principal, interest and/or other amounts are then due, shall satisfy the obligations of the Company herein and under the Notes to make such payment to the Holders on the due date thereof; provided, however, that the liability of any Paying Agent hereunder shall not exceed any amounts paid to it by the Company, or held by it, on behalf of the Holders under this Indenture. Notwithstanding the preceding sentence or any other provision of this Indenture to the contrary, the Company shall indemnify the Holders in the event that there is subsequent failure by the Trustee or any Paying Agent to pay any amount due in respect of the Notes in accordance with the Notes and this Indenture as shall result in the receipt by the Holders of such amounts as would have been received by them had no such failure occurred.

Section 2.5 CUSIP, ISIN and Common Code Numbers. In issuing the Notes, the Company may use CUSIP, ISIN and Common Code numbers and, if so, the Trustee shall use CUSIP, ISIN and Common Code numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any initial CUSIP, ISIN and/or Common Code numbers and any change in the CUSIP, ISIN or Common Code numbers.

Section 2.6 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.7 Global Note Provisions.

(a) Each Global Note initially shall: (i) be registered in the name of the Depositary or the nominee of the Depositary; (ii) be delivered to the Note Custodian; and (iii) bear the appropriate legend, as set forth in Section 2.8 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian under such Global Note, and the Depositary or its nominee may be treated by the Company, the Trustee, each Agent and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of the customary procedures of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(c) Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Certificated Notes. Global Notes shall be exchangeable for Certificated Notes only in the following limited circumstances:

(i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within ninety (90) days of such notice;

(ii) any of the Notes has become immediately due and payable in accordance with Section 6.2 of this Indenture; or

(iii) the Company, in its sole discretion, executes and delivers to the Trustee and the Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.7(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

Section 2.8 Legends.

(a) Each Global Note shall bear the restrictive legend specified therefor in Exhibit A on the face thereof (the “Global Note Legend”).

(b) Each Restricted Note shall bear the applicable private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”).

Section 2.9 Transfer and Exchange.

The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note:

(a) If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, subject to the rules and procedures of the Depositary, upon receipt by the Note Custodian and Registrar of:

(i) instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred; and

(ii) a certificate in the form of Exhibit C duly executed by the transferor,

the Note Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

(b) If the owner of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor, subject to the rules and procedures of the Depositary, upon receipt by the Note Custodian and Registrar of:

(i) instructions from the Holder of the Regulation S Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred; and

(ii) a certificate in the form of Exhibit B duly executed by the transferor,

the Note Custodian and Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.

(c) Other Transfers. Any transfer of Restricted Notes not described in this Section 2.9 (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of the Depositary, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Company, the Trustee and the Registrar of such Opinions of Counsel, certificates and/or other information reasonably required by and satisfactory to the Company in order to ensure compliance with the Securities Act or in accordance with Section 2.9(e).

(d) Certificated Notes Transfers. Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of authorized denominations by surrendering such Certificated Notes at the Corporate Trust Office, the office of the Trustee or the office of any Transfer Agent with a written instrument of transfer as provided in the assignment form attached to the form of Notes in Exhibit A hereto duly executed by the Holder thereof or his attorney duly authorized in writing. The provisions of Section 2.9(a) for transfer of an interest in a Rule 144A Global Note to an interest in a Regulation S Global Note and the provisions of Section 2.9(b) for transfer of an interest in a Regulation S Global Note to an interest in a Rule 144A Global Note shall also apply for the same types of transfers with respect to Certificated Notes.

In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferee, or send by mail, within three Business Days of the receipt of a form of transfer, (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferor, or send by mail, within three Business Days of the receipt of a form of transfer (at the risk of the transferor), to such address as the transferor may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferor, for the aggregate principal amount that was not transferred. No transfer of any Notes shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the Corporate Trust Office and is accompanied by a completed instrument of transfer in the form of assignment form attached to the form of Notes in Exhibit A hereto.

(e) Use and Removal of Private Placement Legends. Upon the registration of transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such registration of transfer, exchange or replacement) a Private Placement Legend, the Company shall direct the Note Custodian and Registrar to exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes, if they have been issued pursuant to Section 2.7(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

(i) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate duly executed by the transferor in the form of Exhibit D and an opinion of counsel reasonably satisfactory to the Company;

(ii) such Notes (or beneficial interests) are Rule 144A Global Notes and are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor or such Notes (or beneficial interests) are Regulation S Global Notes and are transferred, replaced or exchanged after the termination of the Distribution Compliance Period therefor;

(iii) a transfer of such Notes is made pursuant to an effective registration statement filed with the SEC, in which case the Private Placement Legend shall be removed from such Note so transferred at the request of the Holder; or

(iv) in connection with such registration of transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel addressed to the Company and the Trustee and other evidence reasonably satisfactory to the Company to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend upon transfer of such interest pursuant to any of clauses (i) through (iv) of this Section 2.9(e).

(f) Consolidation of Global Notes. Nothing in this Indenture shall provide for the consolidation of any Notes with any other Notes unless they constitute, as determined pursuant to an Opinion of Counsel, the same classes of securities for U.S. federal income tax purposes.

(g) Retention of Documents. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II in accordance with its customary retention procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(h) Execution, Authentication of Notes, etc.

(i) Subject to the other provisions of this Section 2.9, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company shall execute, and upon Company Order the Trustee shall authenticate, Certificated Notes and Global Notes at the Registrar’s or co-Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company, the Registrar or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.6).

(iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) fifteen (15) days before a notice of an offer to repurchase or redeem Notes is given and ending at the close of business on the day of such notice; or (2) fifteen (15) days before an Interest Payment Date and ending on such Interest Payment Date.

(iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, and any Agent may (subject to the right of the Holders as of any Record Date to receive payments of interest on the related Interest Payment Date) deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and (subject to Section 2.13) none of the Company, the Trustee or any Agent shall be affected by notice to the contrary.

(v) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(vi) The Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee.

(i) No Obligation of the Trustee or any Agent.

(i) Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and the Agents may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members and participants and any beneficial owners of Global Notes.

(ii) None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Note (including any transfers between or among the Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the express terms of this Indenture, to examine the same to determine if it substantially complies on its face as to form with the express requirements hereof.

Section 2.10 Mutilated, Destroyed, Lost or Stolen Notes.

(a) If a mutilated or defaced Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or stolen and if the Company shall certify in an Officers’ Certificate that the requirements of Section 8-405 of the Uniform Commercial Code of the State of New York are met, the Company shall execute, and upon Company Order the Trustee shall authenticate, a replacement Note if the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish satisfactory evidence of the destruction, loss or theft and security or indemnity sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, and the Agents from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or a Trust Officer of the Trustee that such Note has been acquired by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code of the State of New York), the Company shall execute, and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated or defaced Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and equal principal amount, registered in the same manner, and bearing interest from the date to which interest has been paid on such Note, in exchange and substitution for such Note (upon surrender and cancellation thereof in the case of a mutilated or defaced Note) or in lieu of and substitution for such Note bearing a number not contemporaneously Outstanding.

(b) Upon the issuance of any new Note under this Section 2.10, the Company, the Trustee and the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Company’s counsel, the Trustee, the Registrar and their respective counsel) in connection therewith.

(c) In case any mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company may, in its discretion, pay such Notes instead of issuing a new Note in replacement thereof.

(d) Every new Note issued pursuant to this Section 2.10 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 2.10 shall be exclusive and shall be in lieu of, to the fullest extent permitted by applicable law, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11 Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee shall authenticate and make available for delivery temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and execute and upon Company Order the Trustee shall authenticate and make available for delivery definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.12 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Agents shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its customary procedures or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.10, the Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

Section 2.13 Defaulted Interest. When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 2.13(a) or Section 2.13(b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record

Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.13(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in accordance with Section 10.1, not less than ten (10) calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.13(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.13(b) such manner of payment shall be deemed practicable by the Trustee.

Section 2.14 Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue an unlimited principal amount of Additional Notes pursuant to this Indenture by delivering an Additional Notes Board Resolution or entering into an Additional Notes Supplemental Indenture. Such Additional Notes shall have terms and conditions set forth in Exhibit A substantially identical to those of the Initial Notes, except that Additional Notes:

(a) may have a different issue price, issue date and, if applicable, initial Interest Payment Date;

(b) may have terms specified in the Additional Notes Board Resolution or Additional Notes Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws); and

(c) any Additional Notes shall be issued under a separate CUSIP or ISIN number unless the Additional Notes are issued pursuant to a “qualified reopening” of, or are otherwise fungible with, the Notes sold in this offering for U.S. federal income tax purposes.

Section 2.15 Open Market Purchases. The Company and any of its Subsidiaries or Affiliates may, subject to applicable laws and regulations, at any time purchase Notes in open-market transactions, tender offers or otherwise at any price, which Notes may be delivered to the Trustee for prompt cancellation. Any such Note not delivered to the Trustee to be cancelled may be resold only in compliance with applicable laws and regulations.

ARTICLE III

COVENANTS

Section 3.1 Payment of Notes.

(a) The Company shall pay the principal of and interest (including Defaulted Interest) on the Notes in U.S. Dollars on the dates and in the manner provided in the Notes and in this Indenture. Prior to 11:00 a.m. (New York City time) on the Business Day prior to each Interest Payment Date and Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. If the Company or an Affiliate of the Company is acting as Paying Agent, the Company or such Affiliate shall, prior to 11:00 a.m. (New York City time) on the Business Day prior to each Interest Payment Date and Maturity Date, segregate and hold in trust U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company) holds in accordance with this Indenture U.S. Dollars designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. All payments on the Certificated Notes will be made at the office or agency of the Paying Agent in New York City unless the Company elects to make interest payments by check mailed to the registered Holders at their registered addresses. Payments on Global Notes shall be made to the Depositary in accordance with its applicable procedures.

(b) Notwithstanding the foregoing, if a Holder of a Certificated Note in an aggregate principal amount of at least U.S.$1,000,000 has given wire transfer instructions involving payment to a U.S. Dollar account maintained by the payee with a bank in the City of New York to the Company and the Trustee at least 15 (fifteen) days prior to the relevant payment date, the Paying Agent shall make all principal, premium, if any, and interest payments on those Notes in accordance with such instructions.

(c) Notwithstanding anything to the contrary contained in this Indenture, the Company and any Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder without any liability therefor. The Trustee shall be entitled to receive from the Company and each Holder forms W-9 or W-8, as applicable.

(d) In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture and the Notes in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) to provide the Trustee and each Paying Agent sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee and each Paying Agent can determine whether it has tax related obligations under Applicable Law, and (ii) to hold harmless the Trustee and each Paying Agent for any losses it may suffer due to the actions it takes to comply with Applicable Law. The terms of this section shall survive the termination of this Indenture.

Section 3.2 Maintenance of Office or Agency.

(a) The Company shall maintain each office or agency required under Section 2.3 where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture (other than notices of the type contemplated by Section 10.6) may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.

(b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York or, so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, a Transfer Agent and a Paying Agent in Luxembourg for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.3 Corporate Existence. Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.4 Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as may be required by applicable law to carry out more effectively the purpose of this Indenture.

Section 3.5 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the fullest extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 3.6 Change of Control Event.

(a) If a Change of Control Event occurs, unless the Company has exercised its right to redeem all of the Notes as described in Article V prior to the Change of Control Event, the Company will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, and Additional Amounts, if any, to, but excluding, the date of purchase (the “Change of Control Payment”).

(b) Within thirty (30) days following any Change of Control Event, unless the Company has exercised its right to redeem all of the Notes as described in Article V prior to the Change of Control Event, the Company will deliver a Change of Control Event Notice to each Holder or otherwise give notice thereof in accordance with the applicable procedures of the Depositary.

(c) On the Business Day immediately preceding the Change of Control Payment Date, the Company will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered.

(d) On the Change of Control Payment Date the Company will, to the extent lawful:

(i) accept for payment all Notes or portions of notes (of U.S.$200,000 or larger integral multiples of U.S.$1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(ii) deliver or cause to be delivered to the Trustee for cancellation the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this covenant.

(e) The Paying Agent will promptly deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and, if only a portion of the Notes is purchased pursuant to a Change of Control Offer, the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interest in a Global Note will be made, as appropriate); provided that each such new Note will be in a principal amount of U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

(f) In the event that the Holders of not less than 90% of the aggregate principal amount of Outstanding Notes accept the Change of Control Offer and the Company or a third party purchases all the Notes held by such Holders, the Company will have the right, on not less than ten (10) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following the Change of Control Payment Date, to redeem all of the Notes that remain outstanding following such purchase at the purchase price equal to that in the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain Outstanding, to, but excluding, the date of redemption.

(g) If the Change of Control Payment Date is on or after a Record Date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such Record Date.

(h) The Company shall not be required to make a Change of Control Offer upon a Change of Control Event if: (x) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer or (y) prior to the date the Change of Control Offer is required to be made, the Company has given notice of redemption in respect of all of the Outstanding Notes in accordance with this Indenture, unless and until there is a default in payment of the applicable redemption price.

(i) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by doing so.

(j) The provisions of this Section 3.6 shall be applicable whether or not any other provisions of this Indenture are applicable. The obligation of the Company to make a Change of Control Offer as a result of the occurrence of a Change of Control Event may be waived or modified at any time prior to the occurrence of such Change of Control Event, with the written consent of Holders of a majority in principal amount of the Outsanding Notes.

Section 3.7 Limitation on Liens. The Company will not, nor will it permit any Holding Subsidiary to, create, incur or suffer to exist any Lien upon all or any portion of any Share Capital now owned or hereafter acquired by the Company or such Holding Subsidiary securing any Debt of any Person unless simultaneously therewith effective provision is made to secure the notes equally and ratably with such obligation for so long as such obligation is so secured. The preceding sentence will not, however, require the Company or any such Holding Subsidiaries to equally and ratably secure the notes if the Lien consists of the following:

(a) any Lien on any Share Capital of any Person (a) existing at the time of acquisition thereof which (x) is not created as a result of or in connection with or in anticipation of such acquisition and (y) does not attach to any other Share Capital other than the Share Capital so acquired, or (b) acquired by the Company or any Holding Subsidiary (individually or together with other Persons) after the date of the indenture, to the extent such Lien is created, incurred or assumed contemporaneously with, or within 360 days after such acquisition in order to secure or provide for the payment of all or any part of the purchase price or other consideration of such Share Capital or the other costs of such acquisition (including costs such as financing and refinancing costs);

(b) any extension, renewal or replacement of any Lien referred to in clause (a) above; provided that the total amount of Debt so secured is not increased, other than any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement;

(c) any Lien on any Share Capital of InRetail Peru Corp. directly or indirectly owned by the Company on the date of this Indenture; and

(d) in addition to the foregoing Liens set forth in clauses (a) through (c) above, Liens securing Debt of the Company, or any of its Holding Subsidiaries or any of their respective Subsidiaries not to exceed in aggregate principal amount, at any time of determination, an amount equal to 15% of the Company’s Consolidated Net Tangible Assets.

Section 3.8 Reports to Holders.

(a) The Company shall furnish or cause to be furnished to the Holders of the Notes and to the Trustee (for distribution to the Holders of Notes upon their written request), copies of (or written notice of a password protected URL address providing access to) the following items:

(i) in English (or accompanied by an English translation thereof) as soon as available and in any case within forty-five (45) days after the end of each fiscal quarter (other than the fourth quarter), its interim unaudited quarterly consolidated financial statements prepared in accordance with GAAP (containing a consolidated statement of financial position and consolidated statements of income, comprehensive income, changes to shareholders’ equity and cash flows, and notes thereto, as of the end of and for the interim period covered thereby and the comparable interim period in the immediately preceding fiscal year); and

(ii) in English (or accompanied by an English translation thereof) as soon as available and in any case within ninety (90) days after the end of each fiscal year ending on December 31st, its annual audited consolidated financial statements prepared in accordance with GAAP (containing a statement of financial position and consolidated statements of income, comprehensive income, changes to shareholders’ equity and cash flows, and notes thereto, as of the end of and for such fiscal year and the immediately preceding fiscal year with a report thereon by an internationally recognized outside firm of certified public accountants).

(b) For as long as the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to any Holder of Notes issued under Rule 144A, or to any prospective purchaser designated by such Holder of Notes, upon request of such Holder of Notes, financial and other information described in paragraph (d)(4) of Rule 144A with respect to the Company to the extent required in order to permit such Holder of Notes to comply with Rule 144A with respect to any resale of its Note, unless during that time the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act and no such information about the Company is otherwise required pursuant to Rule 144A.

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants under this Indenture and the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(d) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the obligations under this Section 3.8 or with respect to any reports or other documents filed under this Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Company’s timely delivery of all reports described in Section 3.8(a).

Section 3.9 Listing.

(a) In the event that the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, the Company shall use its commercially reasonable efforts to maintain such listing; provided that if, as a result of the European Union regulated market amended Directive 2001/34/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive or other directives or legislation, the Company could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Company would otherwise use to prepare its published financial information, the Company may delist the Notes from the Luxembourg Stock Exchange in accordance with the rules of the exchange and seek an alternative admission to listing, trading and/or quotation for the Notes on a different section of the Luxembourg Stock Exchange or by such other listing authority, stock exchange and/or quotation system inside or outside the European Union as the Company’s Board of Directors may decide.

(b) From and after the date the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, and so long as it is required by the rules of such Exchange, all notices to the Holders shall be published in English in accordance with Section 10.1(c).

(c) The Company agrees to promptly notify the Trustee whenever the Notes become listed on any other stock exchange and of any delisting thereof.

Section 3.10 Payment of Additional Amounts.

(a) All payments by the Company in respect of the Notes will be made free and clear of and without any withholding or deduction for or on account of any present or future Taxes, unless the withholding or deduction of such Taxes is required by law or the official interpretation thereof, or by the administration thereof. If the Company shall be required by any law of any Taxing Jurisdiction to withhold or deduct any Taxes from or in respect of any sum payable under the Notes, the Company will (a) pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by Holders of any Notes after such withholding or deduction equals the respective amounts that would have been receivable by such Holders in the absence of such withholding or deduction, (b) make such withholding or deduction, and (c) pay the full amount withheld or deducted to the relevant tax or other authority in accordance with applicable law, except that no such Additional Amounts will be payable in respect of any Note:

(i) to the extent that such Taxes are imposed or levied by reason of such Holder (or the beneficial owner) having some present or former connection with the Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such Note or receiving principal or interest payments on the Note (including but not limited to citizenship, nationality, residence, domicile, or existence of a business, permanent establishment, a dependent agent, a place of business or a place of management present or deemed present in the Taxing Jurisdiction);

(ii) to the extent that any Tax is imposed other than by deduction or withholding from payments of principal of or premium, if any, or interest with respect to the Notes;

(iii) in the event that the Holder (or beneficial owner) fails to comply with any certification, identification or other reporting requirement concerning nationality, residence, identity or connection with the Taxing Jurisdiction if (A) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or part of the Taxes, (B) the Holder (or beneficial owner) is able to comply with these requirements without undue hardship and (C) the Company has given the Holders (or beneficial owners) at least thirty (30) days prior notice that they will be required to comply with such requirement;

(iv) in the event that the Holder fails to surrender (where surrender is required) the Note for payment within thirty (30) days after the Company has made available a payment of principal or interest; provided that the Company will pay Additional Amounts to which a Holder would have been entitled had the Note been surrendered on the last day of such thirty (30) day period;

(v) to the extent that such Taxes are imposed by reason of an estate, inheritance, gift, personal property, value added, use or sales tax or any similar taxes, assessments or other governmental charges;

(vi) any Taxes or equivalent thereof imposed pursuant to Sections 1471 through 1474 of the Code as of the Issue Date, any current or future regulations promulgated thereunder or other official administrative interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code as of the Issue Date (or any amended or successor version described above), and including (for the avoidance of doubt) any intergovernmental agreements (and any law, regulation, rule or practice implementing any such intergovernmental agreement) in respect of the foregoing; or

(vii) any combination of items (i) through (vi) above.

(b) No Additional Amounts shall be paid to a Holder that is a fiduciary or a partnership or not the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or such beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder.

(c) The Company shall provide the Trustee with the official acknowledgment of the relevant Taxing Jurisdiction (or, if such acknowledgment is not available, other reasonable documentation) evidencing any payment of any Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agents, as applicable, upon request therefor.

(d) The Company will also pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, registration or the making of payments in respect of the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of a Taxing Jurisdiction other than those resulting from, or required to be paid in connection with, the enforcement of the Notes following the occurrence of any Default or Event of Default.

(e) All references in this Indenture to principal of and premium, if any, and interest on the Notes shall include any Additional Amounts payable by the Company in respect of such principal, premium, if any, and interest.

Section 3.11 Use of Proceeds. The Company will use the net proceeds of the offering of the Initial Notes as described under “Use of Proceeds” in the Offering Memorandum.

ARTICLE IV

LIMITATION ON MERGER, CONSOLIDATION AND SALE OF ASSETS

Section 4.1 Merger, Consolidation and Sale of Assets.

(a) The Company may not consolidate with or merge into any other Person or sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person, unless (1) the Company receives the consent of Holders of at least majority in aggregate principal amount of the Outstanding Notes or (2) the following conditions are satisfied:

(i) the Company obtains any and all regulatory approvals in connection therewith, as applicable;

(ii) the Person formed by or surviving any such consolidation or merger or the Person to which such sale, lease, assignment, transfer, conveyance or other disposition has been made (if other than the Company), shall be a Person organized and existing under the laws of (A) Panama, (B) Peru, (C) the United States of America or any state thereof, or (D) any country member of the Organization for Economic Co-operation and Development or the G-20 and any state thereof (to the extent applicable) and (x) shall expressly assume by a supplemental indenture to this Indenture, delivered to and in a form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any and interest on all the Outstanding Notes and the performance of all of the Company’s Obligations under this Indenture and the Notes and (y) shall agree to modify the provisions described under Section 3.10 and that Taxing Jurisdiction will be defined to include any jurisdiction in which such Person is resident for tax purposes;

(iii) immediately after giving effect to such transaction (and treating any Debt that becomes an obligation of the Surviving Entity (as defined below) or any Subsidiary of the Surviving Entity as a result of such transaction as having been incurred by (x) the Company, (y) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, assignment, transfer, conveyance or other disposition has been made (the Company or such Person, as the case may be, the “Surviving Entity”) or (z) such Subsidiary at the time of such transaction), no Default under this Indenture or the Notes, and no Event of Default under this Indenture or the Notes, shall have happened and be continuing; and

(iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer, if applicable, and such supplemental indenture (if required) comply with the foregoing provisions relating to such transaction and all conditions precedent in this Indenture relating to such transaction and the execution of such supplemental indenture (if required) have been complied with.

(b) This Section 4.1 shall not apply to any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets from a Subsidiary to the Company.

(c) For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(d) The Surviving Entity will succeed to and be substituted for the Company as obligor on the Notes and under this Indenture with the same effect as if it had been named as the obligor in this Indenture and issued the Notes. Upon the assumption of its obligations by any such Surviving Entity in such circumstances, the Company will be discharged from all Obligations under the Notes and this Indenture.

(e) For purposes of this Section 4.1, the Trustee will be entitled to rely exclusively on and will accept the Officers’ Certificate and Opinion of Counsel delivered pursuant to Section 4.1(a)(iv) as sufficient evidence of the satisfaction of the conditions precedent set forth in this covenant, in which event it will be conclusive and binding on the Holders.

ARTICLE V

REDEMPTION OF NOTES

Section 5.1 Redemption. The Company may or shall redeem the Notes, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the Form of Notes in Exhibit A.

Section 5.2 Election to Redeem. In the case of an optional redemption, the Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by an Officers’ Certificate.

Section 5.3 Notice of Redemption.

(a) The Company shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 10.1, not less than ten (10) nor more than sixty (60) days prior to the Redemption Date to each Holder of Notes to be redeemed; provided, however, that the Company shall give notice of redemption to the Trustee no later than five (5) Business Days prior to the date such notice is to be given to the Holders of the Notes (unless the Trustee is satisfied with a shorter period). If the Company itself gives the notice, it shall also deliver a copy to the Trustee.

(b) If either (i) the Company is not redeeming all Outstanding Notes, and/or (ii) the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least forty-five (45) days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers’ Certificate requesting that the Trustee request that the Depositary (in the case of Global Notes) select the Notes to be redeemed or the Trustee (in the case of Certificated Notes) select the method of the selection of the Notes to be redeemed in accordance with Section 5.4 and/or give notice of redemption and setting forth the information required by Section 5.3(c) (with the exception of the identification of the particular Notes, or portions of the particular Notes, to be redeemed in the case of a partial redemption). If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company in such form as the Company shall provide and at the Company’s expense.

(c) All notices of redemption shall state:

(i) the Redemption Date;

(ii) the redemption price and the amount of any accrued interest payable as provided in Section 5.6;

(iii) whether or not the Company is redeeming all Outstanding Notes;

(iv) if the Company is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that shall be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming;

(v) if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed;

(vi) that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.6 shall become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, shall cease to accrue on and after the Redemption Date;

(vii) the place or places where a Holder must surrender the Holder’s Notes for payment of the redemption price; and

(viii) the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

Section 5.4 Selection of Notes to Be Redeemed in Part.

(a) If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected as follows: (1) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (2) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as most nearly approximates a pro rata basis, in each case as long as the Notes are in global form, subject to the Depositary’s customary procedures (in integral multiples of U.S.$1,000; provided that the remaining principal amount of such Holder’s Note will not be less than U.S.$200,000).

(b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

Section 5.5 Deposit of Redemption Price. Prior to 11:00 a.m. New York City time on the Business Day prior to the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on the Redemption Date.

Section 5.6 Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date and the Trustee shall cancel such redeemed Note. If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 5.7 Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered (or make appropriate adjustments to the aggregate principal amount of any Global Note); provided that each new Note shall be in a principal amount of U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

(a) Each of the following is an “Event of Default” under this Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to, or as a result of any failure to obtain, any authorization, order, rule, regulation, judgment or decree of any governmental or administrative body or court):

(i) the Company defaults on any payment of interest (including any related Additional Amounts) on any Note when the same becomes due and payable, and such Default continues for a period of thirty (30) days;

(ii) the Company defaults on any payment of principal (including premium, if any, and any related Additional Amounts) of any Note when the same becomes due and payable upon its Stated Maturity, upon redemption, or otherwise;

(iii) the Company fails to comply with any of its covenants or agreements in this Indenture or the Notes (other than those referred to in clauses (i) and (ii) above), and such failure continues for sixty (60) days after the notice specified below;

(iv) the Company or any of the Company’s Subsidiaries defaults with respect to any of its Debt (whether such Debt now exists or is created after the date of this Indenture), which default (1) is caused by failure to pay principal of or premium, if any, or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (2) results in the acceleration of such Debt prior to its Stated Maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$20,000,000 or more in the aggregate (or the equivalent thereof at the time of determination);

(v) one or more final judgments or decrees for the payment of money of U.S.$20,000,000 or more in the aggregate (or the equivalent thereof at the time of determination) are rendered against the Company or any of the Company’s Subsidiaries and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (1) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within thirty (30) days following commencement of such enforcement proceedings or (2) there is a period of sixty (60) days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(vi) any Governmental Authority condemns, nationalizes, seizes, or otherwise expropriates all or any substantial portion of the Company’s assets or property or the Share Capital of any of the Company’s Material Subsidiaries, or assumes custody or control of such assets or property or of the business or operations or Share Capital of any such Material Subsidiaries or takes any action that would prevent the Company or any such Material Subsidiaries or their respective officers from carrying on a substantial portion of the business or operations of the Company or any such Material Subsidiaries for a period longer than sixty (60) days and the result of any such action materially prejudices the Company’s ability to perform its obligations under this Indenture and the Notes;

(vii) the Company or any of the Company’s Material Subsidiaries, or any Governmental Authority, declares a general suspension of payment or a moratorium on the payment of the Company’s indebtedness, or any indebtedness of such Material Subsidiaries;

(viii) a resolution is passed or adopted by the Board of Directors or shareholders of the Company, or any of the Company’s Material Subsidiaries, by applicable Governmental Authority in its respective jurisdiction of incorporation, or a judgment of a court of competent jurisdiction in, its respective jurisdiction of incorporation, is made, that the Company or any such Material Subsidiaries be wound up or dissolved (otherwise than for the purposes of, or pursuant to, or in connection with, a consolidation or merger or other transaction in accordance with Article IV);

(ix) any proceeding is instituted by or against the Company, or any of the Company’s Material Subsidiaries, seeking to adjudicate the Company or any such Material Subsidiary bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of any Debt under any Bankruptcy Law or any other law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for the Company or any such Material Subsidiaries or for any substantial part of the property of the Company or any of such Material Subsidiaries and, in the case of any of the foregoing actions, such proceeding or action is not dismissed or discharged and remains in effect for 60 days; or the Company, or any such Material Subsidiaries, takes corporate action to authorize any of the actions set forth above in this clause (ix); or

(x) any material provision of this Indenture or the Notes ceases to be in full force and effect or binding and enforceable against the Company, it becomes unlawful for the Company to perform any material obligation under this Indenture or the Notes, or the Company contests the enforceability of any of this Indenture or the Notes, or denies that it has liability under this Indenture or the Notes.

(b) A Default under Section 6.1(a)(iii) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of Outstanding Notes notify the Company of the Default the Company does not cure such Default within the time specified after receipt of such notice.

Section 6.2 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in clauses (vii), (viii) and (ix) of Section 6.1(a)) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company, with a copy to the Trustee, if the Notice is given by the Holders, stating that such notice is an “Acceleration Notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clauses (vii), (viii), and (ix) of Section 6.1(a) occurs and is continuing, then the principal of and premium, if any, and accrued interest on all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.2(a), the Holders of a majority in principal amount of the Outstanding Notes may rescind and cancel such declaration and its consequences:

(i) if the rescission would not conflict with any judgment or decree;

(ii) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(iv) if the Company has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances (including without limitation, reasonable and documented counsel fees and expenses) outstanding at that time.

(c) No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.3 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Past Defaults. The Holders of a majority in principal amount of the Outstanding Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or the interest on any Notes.

Section 6.5 Control by Majority. Subject to the provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Section 6.6 Limitation on Suits.

(a) No Holder of any Notes shall have any right to institute any proceeding with respect hereto or for any remedy hereunder, unless:

(i) such Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) Holders of at least 25% in principal amount of the Outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders have offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense to be incurred in compliance with such request;

(iv) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and provision of security or indemnity; and

(v) during such sixty (60)-day period the Holders of a majority in principal amount of the then Outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided that a Holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

(b) Notwithstanding any provision of this Indenture to the contrary, no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision hereof (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed herein or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8 Collection Suit by Trustee.

(a) If an Event of Default specified in Section 6.1(a)(i) and Section 6.1(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7. Subject to all conditions and provisions hereof and applicable law, the Holders of a majority in aggregate principal amount of the then Outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Section 6.9 Trustee May File Proofs of Claim, etc.

(a) In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under applicable law in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee may (irrespective of whether the principal of the Notes is then due):

(i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company or any Subsidiary of the Company or their respective creditors or properties; and

(ii) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

(b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee and the Agents for amounts due under Section 7.7;

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs. All parties agree, and each Holder by its acceptance of its Notes shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (it being understood that the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this Section 7.1(c) does not limit the effect of Section 7.1(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, Section 6.5 or Section 6.8 or any other provision of this Indenture.

(d) The Trustee shall not be liable for interest on or the investment of any money received or held by it except as the Trustee may agree in writing with the Company.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(i) Notwithstanding any provision herein to the contrary, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity and/or security reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.2 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document, instrument, opinion, direction, order, notice, certificate or request reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document, instrument, opinion, direction, order, notice, certificate or request.

(b) Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officers’ Certificate, advice of counsel and/or an Opinion of Counsel, and such Officers’ Certificate, advice and/or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken by it hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate, advice of counsel and/or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) In the absence of receipt by a Trust Officer of the Trustee of an Officers’ Certificate regarding any such notice of Default or Event of Default from the Company or written notice from any Holder of such Default or Event of Default, the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 7.2(g).

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent and to each agent, custodian and other Person employed to act hereunder.

(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee may request that the Company delivers an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances).

(m) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

(n) To the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.

(o) To help fight the funding of terrorism and money laundering activities, the Trustee may obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee may ask for the name, address, tax identification number and other information that shall allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided. The Company shall provide any information requested by the Trustee pursuant to this Section 7.2(o).

(p) In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(q) To secure the obligations owed to the Trustee hereunder, the Trustee shall have a lien prior on all money or property held or collected by it in its capacity as Trustee, and may withhold or set-off any amounts due and owing to it under this Indenture from any money or property held or collected by it in its capacity as Trustee.

(r) The Trustee shall have no obligation or duty to ensure compliance with the securities laws of any country or state except to request such certificates or other documents required to be obtained by the Trustee or any Agent hereunder in connection with any exchange or transfer pursuant to the terms hereof.

(s) The Trustee shall not have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire (i) as to the Company’s or any Subsidiary’s compliance with any covenant under this Indenture (other than payment of the Notes), or (ii) as to whether or not any of Fitch, Moody’s or S&P has adjusted the rating of the Notes.

Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Section 7.9.

Section 7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Offering Memorandum or in any other document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.

Section 7.5 Notice of Defaults. If a Default or Event of Default shall have occurred and is continuing of which the Trustee has notice in accordance with Section 7.2(g), the Trustee shall give to each Holder, with a copy to the Company, notice of the Default or Event of Default within forty-five (45) days after the Trustee received written notice thereof. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Holders.

Section 7.6 [Intentionally omitted].

Section 7.7 Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties and/or the exercise of its rights under this Indenture, except for any such expense as may arise from the Trustee’s gross negligence, willful misconduct or bad faith. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee and its officers, directors, employees and agents and hold each of them harmless for, from and against any and all loss, damage, claim, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without gross negligence, willful misconduct or bad faith on its part in connection with the acceptance or administration of this trust, the performance of its duties hereunder and/or the exercise of its rights hereunder including the costs and expenses of defending itself (including reasonable attorney’s fees and costs) against any claim or liability related to the exercise or performance of any of its powers, rights or duties hereunder and under any other agreement or instrument related thereto. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not pay for any settlement made without its written consent.

(c) To secure the Company’s payment obligations of the Company in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Debt of the Company.

(d) The payment obligations of the Company pursuant to this Section 7.7 shall survive the discharge of this Indenture, payment of the Notes and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default of the type described in clauses (vii), (viii) and (ix) of Section 6.1(a), the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.7 or Section 6.10.

Section 7.8 Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Company. In addition, the Holders of a majority in aggregate principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. Moreover, if the Trustee is no longer eligible pursuant to Section 7.10 or does not have a corporate trust office in the City of New York, New York, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall give a notice of its succession to Holders as described in Section 10.1. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

(d) If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may itself or themselves appoint a successor Trustee or may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including in connection with this Indenture) or assets to, another corporation or national banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such Persons shall be otherwise qualified and eligible under this Article VII.

(b) In case at the time such successor or successors to the Trustee by merger, conversion or consolidation shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee by merger, conversion or consolidation may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility. The Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE VIII

DEFEASANCE; DISCHARGE OF INDENTURE

Section 8.1 Legal Defeasance and Covenant Defeasance.

(a) The Company may, at its option, at any time, upon compliance with the conditions set forth in Section 8.2, elect to have either Section 8.1(b) or Section 8.1(c) applied to its obligations with respect to all Outstanding Notes.

(b) Upon the Company’s exercise under Section 8.1(a) of the option under this Section 8.1(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have paid and discharged the entire Debt represented by the Outstanding Notes on the ninety first (91st) day after the deposit specified in Section 8.2(a) (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of the sections of this Indenture referred to in clause (i) or (ii) of this Section 8.1(b), and the Company shall have been deemed to have satisfied all its other obligations under such Notes and hereunder (and the Trustee, on demand of and at the expense of the Company, shall execute instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders to receive solely from the trust described in Section 8.2(a) below, as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due,

(ii) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of transfer and exchange Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments,

(iii) the rights, powers, trusts, duties, immunities and indemnities of the Trustee as described in Article VII and hereunder and the obligations of the Company in connection therewith, and

(iv) this Section 8.1.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.1(b) notwithstanding the prior exercise of its option under Section 8.1(c).

(c) Upon the Company’s exercise under Section 8.1(a) of the option under this Section 8.1(c), the Company shall be, subject to the satisfaction of the applicable conditions set forth in Section 8.2, released and discharged from their obligations under Section 3.6, Section 3.7 and Section 3.8 and thereafter any failure to comply with such obligations will not constitute a Default or Event of Default (“Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event or Default under Section 6.1(a)(iii), (iv) and (v) (but only to the extent applicable to any Subsidiary), but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby.

Section 8.2 Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a) the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders (i) cash in U.S. Dollars, (ii) U.S. Government Obligations, or (iii) a combination thereof, in such amounts as shall be sufficient without reinvestment (in the written opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee; provided, however, that such written opinion will not be required if the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars in an amount sufficient without reinvestment), to pay the principal of, premium, if any, and interest (including Additional Amounts) on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

(b) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) independent of the Company to the effect that:

(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) and independent of the Company to the effect that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default has occurred and is continuing on the date of the deposit pursuant to Section 8.2(a);

(e) the Company has delivered to the Trustee an Officers’ Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(g) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) and independent of the Company, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h) the Company has delivered to the Trustee an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee (subject to customary qualifications and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the Investment Company Act of 1940.

Section 8.3 Application of Trust Money. The Trustee shall hold in trust U.S. Dollars and/or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the U.S. Dollars from U.S. Government Obligations, together with earnings thereon, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Dollars or U.S. Government Obligations held by it as provided in this Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.4 Repayment to Company.

(a) The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the Obligations under this Indenture and the Notes.

(b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

Section 8.5 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee and each Agent against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations deposited with the Trustee pursuant to this Article VIII.

Section 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Dollars and/or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Dollars and/or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Dollars and/or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.7 Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes and the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Company in connection therewith, as expressly provided for herein) as to all Outstanding Notes, and the Trustee, on written demand of and at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either:

(i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee (A) cash in U.S. Dollars or (B) U.S. Government Obligations or (C) a combination thereof in such amounts as shall be sufficient, without reinvestment (in the written opinion of a nationally recognized investment bank, appraisal firm or firm of independent accountants delivered to the Trustee; provided, however, that such written opinion will not be required if the Company has irrevocably deposited or caused to be deposited with the Trustee cash in U.S. dollars in an amount sufficient without reinvestment) to pay and discharge the entire Debt on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(b) the Company has paid all other sums payable by it under this Indenture and the Notes; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

ARTICLE IX

AMENDMENTS

Section 9.1 Without Consent of Holders.

The Company and the Trustee may amend, modify or supplement this Indenture and the Notes without notice to or consent of any Holder:

(i) to cure any ambiguity, defect or inconsistency (including, without limitation, any inconsistency between the text of this Indenture or the Notes and the description of this Indenture and the Notes contained in the “Description of the Notes” section of the Offering Memorandum);

(ii) to comply with Article IV;

(iii) to add guarantees or collateral with respect to the Notes;

(iv) to add to the covenants of the Company for the benefit of Holders of the Notes;

(v) to surrender any right herein conferred upon the Company;

(vi) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(vii) to provide for the issuance of Additional Notes; or

(viii) to make any other change that does not materially and adversely affect the rights of any Holder;

provided that, in each case above, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

Upon the written request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

After an amendment under this Section 9.1 becomes effective, the Company shall give Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

Section 9.2 With Consent of Holders. Modifications to, amendments of, and supplements to, this Indenture or the Notes not set forth under Section 9.1 may be made with the consent of the Holders of a majority in principal amount of the Outstanding Notes, except that, without the consent of each Holder affected thereby, no amendment may:

(i) reduce the rate of or extend the time for payment of interest on any Note (for the avoidance of doubt, changing the period provided for any notice under this Indenture and the Notes is not limited by this clause);

(ii) reduce the principal of or change the Stated Maturity of any Note;

(iii) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed (for the avoidance of doubt, changing the period provided for any notice under this Indenture and the Notes is not limited by this clause (iii));

(iv) change the currency for payment of principal of or premium, if any, or interest on any Note;

(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(vi) waive a Default or Event of Default in the payment of principal of and premium, if any, and interest on the Notes;

(vii) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control Event that has occurred;

(viii) reduce the principal amount of Outstanding Notes whose Holders must consent to any amendment, supplement or waiver; or

(ix) make any change in this first paragraph of this Section 9.2.

Upon the written request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of such supplemental indenture but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

The Company shall give the Holders of the Notes prior notice as described under Section 10.1 of any proposed amendment to this Indenture or the Notes described in this Section 9.2.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.2 becomes effective, the Company shall give Holders a notice of effectiveness, briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

Section 9.3 Effectiveness of Amendments, Supplements and Waivers. An amendment, supplement or waiver shall become effective upon the (i) receipt by the Company or the Trustee of consents by the Holders of the requisite principal amount of Outstanding Notes, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any supplemental indenture hereto containing such amendment, supplement or waiver, as the case may be and (iii) execution of such amendment, supplement or waiver by the Company and the Trustee.

Section 9.4 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.3(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

Section 9.5 Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Company may place an appropriate notation on each Outstanding Note surrendered to it for such purpose regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall execute and upon Company Order the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 9.6 Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities, protections, benefits, indemnities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and be fully protected in conclusively relying upon, such evidence as it deems appropriate, including, without limitation, the documents required by Section 10.2 and solely on an Opinion of Counsel and Officers’ Certificate, each stating that such amendment or supplement is authorized or permitted hereby.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices.

(a) Any notice, request, instruction, document, or communication shall be in English and in writing and delivered in Person, by facsimile, electronic transmission, overnight courier or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company, to:

Juan Antonio Castro

Intercorp Financial Services Inc.

Av. Carlos Villarán 140, Piso 17, La Victoria

Lima 13 – Peru

Facsimile: +51-1-219-2193

Email: jcastro@intercorp.com.pe

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention: Antonia Stolper

Facsimile: 646-848-5009

if to the Trustee, to:

The Bank of New York Mellon

101 Barclay Street, Floor 7 East

New York, New York 10286

Attention: Global Corporate Trust

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Notices to Holders of Certificated Notes will be mailed to them at their registered addresses. Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the Note Register maintained by of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Notices to Holders of Global Notes will be given to the Depositary in accordance with its applicable procedures.

(c) From and after the date the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, and so long as it is required by the rules of such exchange, all notices to Holders of Notes shall be published in English:

(i) in a leading newspaper having a general circulation in Luxembourg; or

(ii) on the website of the Luxembourg Stock Exchange at www.bourse.lu.

(d) Notices to the Holders shall be deemed to have been given on the date of delivery to the Depositary or mailing, as applicable, as provided in Section 10.1(b) or of publication as provided in Section 10.1(c) or, if published on different dates, on the date of the first such publication.

(e) Failure to give notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 10.2 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.3 Statements Required in Officers’ Certificate or Opinion of Counsel. Each certificate or opinion, including each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture, shall include:

(a) a statement substantially to the effect that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement substantially to the effect that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 10.4 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Agents may make reasonable rules for their functions.

Section 10.5 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

Section 10.6 Governing Law, etc.

(a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) Each of the parties hereto:

(i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal or New York state court sitting in the Borough of Manhattan, The City of New York, New York,

(ii) irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding,

(iii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to the jurisdiction of any other courts to which it may be entitled on account of place of residence or domicile, and

(iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment.

(d) The Company has appointed Corporation Service Company, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any New York state or U.S. federal court in The City of New York, New York. The Company represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain Outstanding. The Company agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain Outstanding or until the irrevocable appointment by the Company of a successor agent in The City of New York, New York as their authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

(e) To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture or the Notes.

(f) Nothing in this Section 10.6 shall affect the right of the Trustee, any Holder of the Notes or any other Person to serve process in any other manner permitted by law.

Section 10.7 No Recourse Against Others. No past, present or future incorporator, director, officer, employee, shareholder or controlling person, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

Section 10.8 Successors. All agreements of the Company in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.9 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 10.10 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.11 Currency Indemnity.

(a) U.S. Dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with this Indenture and the Notes, including damages relating thereto. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of Company or otherwise) by the Trustee or any Holder of a Note in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of Company, to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under this Indenture or any Note, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase.

(b) For the purposes of Section 10.11(a), it shall be sufficient for the Trustee or the Holder of a Note, as applicable, to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Company shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee or any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Indenture or any Note.

Section 10.12 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

INTERCORP FINANCIAL SERVICES INC.

By:	/s/ Luis Felipe Castellanos Lopez-Torres
Name: Luis Felipe Castellanos Lopez-Torres
Title: Chief Executive Officer

By:	/s/ Michela Casassa Ramat
Name: Michela Casassa Ramat
Title: Chief Financial Officer

[Signature Page to the Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee, Registrar, Paying Agent and Transfer Agent

By:	/s/ Teresa Wyszomierski
Name: Teresa Wyszomierski
Title: Vice President

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH,
as Luxembourg Paying Agent and Luxembourg Transfer Agent

By:	/s/ Teresa Wyszomierski
Name: TERESA WYSZOMIERSKI
Title: ATTORNEY-IN-FACT

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Include the following Global Note Legend on all Global Notes:] THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following Private Placement Legend on all Rule 144A Global Notes:] THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO US, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS LEGEND MAY BE REMOVED SOLELY IN THE DISCRETION AND AT THE DIRECTION OF THE ISSUER.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH PARAGRAPH (4) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[Include the following Private Placement Legend on all Regulation S Global Notes:] THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY U.S. STATE SECURITIES LAWS OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.

FORM OF FACE OF NOTE

INTERCORP FINANCIAL SERVICES INC.

4.125% SENIOR NOTES DUE 2027

No.	Principal Amount U.S.$[ ]

[If the Note is a Global Note include the following two
lines: as revised by the Schedule of Increases
and Decreases in Global Note attached hereto]

[If the Note is a Rule 144A
Global Note, insert:
CUSIP NO. 45866EAA5
ISIN NO. US45866EAA55
COMMON CODE: 166226945]

[If the Note is a Regulation S
Global Note, insert:
CUSIP NO. P5626FAA0
ISIN NO. USP5626FAA05
COMMON CODE: 166226422]

Intercorp Financial Services Inc., a corporation incorporated and existing under the laws of the Republic of Panama, promises to pay to Cede & Co., the nominee for The Depository Trust Company, or registered assigns, the principal sum of                          U.S. Dollars (U.S.$[        ]) [If the Note is a Global Note, add the following: , as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on October 19, 2027.

Interest Rate:	4.125%

Interest Payment Dates:	April 19 and October 19 of each year, commencing on April 19, 2018

Record Dates:	April 4 and October 4 (whether or not a Business Day)

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

INTERCORP FINANCIAL SERVICES INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
The Bank of New York Mellon, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:		Date:
Name:
Title:

FORM OF REVERSE SIDE OF NOTE

1.	Interest

Intercorp Financial Services Inc., a corporation incorporated and existing under the laws of the Republic of Panama (including its successors and assigns under the Indenture, the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company shall pay interest semi-annually in arrears on each Interest Payment Date of each year, commencing on April 19, 2018. Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from October 19, 2017. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest shall be computed on the basis of a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods at the interest rate shown on this Note, as provided in the Indenture.

All payments by the Company in respect of the Notes will be made free and clear of and without any withholding or deduction for or on account of any present or future Taxes, unless the withholding or deduction of such Taxes is required by law or the official interpretation thereof, or by the administration thereof. If the Company shall be required by any law of any Taxing Jurisdiction to withhold or deduct any Taxes from or in respect of any sum payable under the Notes, the Company shall pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2.	Method of Payment

Prior to 11:00 a.m. (New York City time) on the Business Day prior to the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in U.S. Dollars.

All payments on the Certificated Notes will be made at the office or agency of the Paying Agent in New York City unless the Company elects to make interest payments by check mailed to the registered Holders at their registered addresses. Payments on Global Notes shall be made to the DTC, Clearstream Banking, société anonyme or Euroclear S.A./N.V., as operator of the Euroclear System, or any other depositary institution appointed by the Company that is a clearing agency registered under the Exchange Act (collectively, the “Depositary”) in accordance with the Depositary’s applicable procedures. Notwithstanding the foregoing, if a Holder of a Certificated Note in an aggregate principal amount of at least U.S.$1,000,000 has given wire transfer instructions involving payment to a U.S. Dollar account maintained by the payee with a bank in the City of New York to the Company and the Trustee at least fifteen (15) days prior to the relevant payment date, the Paying Agent shall make all principal, premium, if any, and interest payments on those Notes in accordance with such instructions.

3.	Trustee and Agents

Initially, The Bank of New York Mellon (the “Trustee”), shall act as Trustee, Paying Agent, Transfer Agent and Registrar. The Company may appoint and change any Agent without notice to any Holder. Initially, The Bank of New York Mellon SA/NV, Luxembourg Branch shall act as the Luxembourg Paying Agent and the Luxembourg Transfer Agent. The Company may act as Agent.

4.	Indenture

The Company originally issued the Notes under an Indenture, dated as of October 19, 2017 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), by and among the Company, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

The Notes are senior unsecured obligations of the Company. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes. All Notes shall be treated as a single class of securities under the Indenture.

The Indenture imposes certain limitations, subject to certain exceptions, on, among other things, the ability of the Company and its Subsidiaries to incur Liens or consolidate or merge or transfer or convey all or substantially all of the Company’s assets.

5.	Optional Redemption

(a) Make-Whole Redemption. The Notes will be redeemable, at the option of the Company, in whole or in part, at any time and from time to time prior to July 19, 2027 (the date that is three months prior to the Maturity Date) (the “Par Call Date”) at a redemption price, as calculated by an Independent Investment Banker, equal to the greater of (1) 100% of the outstanding principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining payments on the Notes through the Par Call Date, as if the Notes were redeemed on the Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 30 basis points, in each case plus accrued and unpaid interest to the Redemption Date and any Additional Amounts (as defined below).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to July 19, 2027 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity comparable to July 19, 2027.

“Comparable Treasury Price” means, with respect to the Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than five (5) such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers reasonably designated by the Company.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC or their Affiliates that are primary United States government securities dealers in New York City (each, a “Primary Treasury Dealer”) and not less than three other leading Primary Treasury Dealers in New York City reasonably designated by the Company; provided that if any of the former cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and a Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or about 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to a Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day-count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

(b) Par Redemption. The Notes will be redeemable, at the option of the Company, in whole or in part, at any time and from time to time on and after the Par Call Date at a redemption price equal to 100% of the Outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest to the Redemption Date and any Additional Amounts.

(c) Optional Redemption Upon Tax Event. The Notes will be redeemable, at the option of the Company, in whole but not in part, at 100% of the Outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the Redemption Date and any Additional Amounts payable with respect thereto, only if:

(i) the Company would be obligated to pay any Additional Amounts as a result of any change in, or amendment to, the laws or regulations of any Taxing Jurisdiction, or any change in, or a pronouncement by competent authorities of any Taxing Jurisdiction with respect to, the official application or official interpretation of such laws or regulations, which change, amendment or pronouncement occurs (a) in the case of Taxes that are imposed by or on behalf of Panama or Peru (or any political subdivision or authority or agency therein or thereof), after the date of the Indenture (or, in the case of any Taxes (as defined below) imposed by the jurisdiction of a Paying Agent, after the date of appointment of such Paying Agent) or (b) in the case that the Company merges with or into, or conveys, transfers or leases all or substantially all of its assets to, another Person and any Taxes are imposed or levied by or on behalf of the Taxing Jurisdiction (other than Panama or Peru) in which such successor entity is incorporated, after the date of such merger, conveyance, transfer or lease; and

(ii) such obligation cannot be avoided by the Company taking reasonable measures available to it; provided that, for this purpose, reasonable measures shall not include any change in the Company’s jurisdiction of organization or locations of principal executive office, or the incurrence of material out-of-pocket expenses by the Company. (For the avoidance of doubt, reasonable measures may include a change in the jurisdiction of a Paying Agent; provided, however, that such change shall not require the Company to incur material additional costs or legal or regulatory burdens.)

provided, further, that (1) no notice of redemption for tax reasons may be given earlier than sixty (60) days prior to the earliest date on which the Company would be obligated to pay these Additional Amounts if a payment on the Notes were then due, and (2) at the time such notice of redemption is given such obligation to pay such Additional Amounts remains in effect.

Prior to the giving of any notice of redemption pursuant to this provision, the Company must deliver to the Trustee:

(i) an Officers’ Certificate stating that the Company is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right to redeem have occurred (including that the Company cannot avoid the obligation to pay such Additional Amounts by taking reasonable measures available); and

(ii) an Opinion of Counsel stating that the Company would be obligated to pay such Additional Amounts due to the changes in tax laws or regulations or changes in, or pronouncements with respect to, the official application or official interpretation of such laws or regulations.

The Trustee may conclusively rely upon and will accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above. The notice of redemption, once delivered by the Company or on behalf of the Company to the Holders, shall be irrevocable.

(d) Optional Redemption Procedures. Notice of any redemption shall be given at least ten (10) but not more than sixty (60) days before the Redemption Date to Holders of Notes to be redeemed as provided under Section 10.1 of the Indenture.

Notes called for redemption will become due on the Redemption Date. The Company will pay the redemption price for the Notes together with accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the rights of the relevant Holders as of the Record Date to receive payments of interest on the related Interest Payment Date). On and after the Redemption Date, interest will cease to accrue on the Notes as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price together with accrued and unpaid interest thereon pursuant to the Indenture. Upon redemption of the Notes by the Company, the redeemed Notes will be cancelled and cannot be reissued.

If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected as follows: (1) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (2) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as most nearly approximates a pro rata basis, in each case as long as the Notes are in global form, subject to the Depositary’s customary procedures (in integral multiples of U.S.$1,000; provided that the remaining principal amount of such Holder’s Note will not be less than U.S.$200,000). Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note. Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the Redemption Date, and, commencing on the Redemption Date, Notes redeemed will cease to accrue interest (unless the Company defaults in the payment of the redemption price).

In addition to the Company’s right to redeem the Notes as set forth above, the Company may purchase the Notes in open-market transactions, tender offers or otherwise at any price, in compliance with applicable securities laws. Any Note so purchased by the Company may be surrendered to the Trustee for cancellation.

6.	Change Of Control Offer

Upon the occurrence of a Change of Control Event, each Holder of Notes shall have the right to require that the Company purchase all or a portion (in integral multiples of U.S.$1,000, provided that the remaining principal amount of such Holder’s Note shall not be less than U.S.$200,000) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Change of Control Payment Date. Within thirty (30) days following the date upon which a Change of Control Event occurs, the Company shall provide a notice to each Holder pursuant to Section 10.1 of the Indenture, with a copy to the Trustee, offering to purchase Notes. As more fully described in the Indenture under Section 3.6, the notice shall state, among other things, the Change of Control Payment Date which must be no earlier than ten (10) days nor later than sixty (60) days from the date the notice is given, other than as may be required by applicable law.

7.	Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons, and only in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning fifteen (15) days before the giving of a notice of Notes to be redeemed and ending on the date of such notice or (ii) any Notes for a period beginning fifteen (15) days before an Interest Payment Date and ending on such Interest Payment Date.

8.	Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

9.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.	Discharge Prior to Redemption or Maturity

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Dollars and/or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

11.	Amendment, Waiver

(a) Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may, among other things, amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency (including, without limitation, any inconsistency between the text of the Indenture or the Notes and the description of the Indenture and the Notes contained in the “Description of the Notes” section of the Offering Memorandum); to comply with Article IV of the Indenture; to add guarantees or collateral with respect to the Notes; to add to the covenants of the Company for the benefit of Holders of the Notes; to surrender any right in the Indenture conferred upon the Company; to evidence and provide for the acceptance of an appointment by a successor Trustee; to provide for the issuance of Additional Notes; or to make any other change that does not materially and adversely affect the rights of any Holder.

(b) Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any Default or Event of Default under the Indenture (except a Default in the payment of the principal of, premium, if any, or interest on any Notes) may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. However, without the consent of each Holder affected thereby, no amendment may, among other things, reduce the rate of or extend the time for payment of interest on any Note (for the avoidance of doubt, changing the period provided for any notice under the Indenture and the Notes is not limited by this clause); reduce the principal of or change the Stated Maturity of any Note; reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed (for the avoidance of doubt, changing the period provided for any notice under the Indenture and the Notes is not limited by this clause); change the currency for payment of principal of or premium, if any, or interest on any Note; impair the right to institute suit for the enforcement of any payment on or with respect to any Note; waive a Default or Event of Default in the payment of principal of and premium, if any, and interest on the Notes; amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control Event that has occurred; reduce the principal amount of Outstanding Notes whose Holders must consent to any amendment, supplement or waiver; or make any change in the amendment or waiver provisions that require each Holder’s consent.

12.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default, which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.	No Recourse Against Others

No past, present or future incorporator, director, officer, employee, shareholder or controlling person, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

15.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.	CUSIP, ISIN or Common Code Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP, ISIN or Common Code numbers to be printed on the Notes and has directed the Trustee to use CUSIP, ISIN or Common Code numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.	Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

19.	Currency of Account; Conversion of Currency

U.S. Dollars is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture. The Company shall indemnify the Holders and the Trustee as provided in respect of the conversion of currency relating to the Notes and the Indenture.

20.	Agent for Service; Submission to Jurisdiction; Waiver of Immunities

The parties to the Indenture have agreed that any suit, action or proceeding arising out of or based upon the Indenture and the Notes may be instituted in any New York state or U.S. federal court in The City of New York, New York. The parties to the Indenture have irrevocably submitted to the jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury, any objection they may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum and any right to the jurisdiction of any other courts to which any of them may be entitled, on account of place of residence or domicile. The Company has appointed Corporation Service Company, New York, New York as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any New York state or U.S. federal court in The City of New York, New York. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to it or any of their property, the Company has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

Nothing in the preceding paragraph shall affect the right of the Trustee, any Holder of the Notes or any other Person to serve process in any other manner permitted by law.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type.

Requests may be made to:

Intercorp Financial Services Inc.

Av. Carlos Villarán 140, Piso 17, La Victoria

Lima 13 – Peru

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. Number)

and irrevocably appoint __________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________Your Signature: ________________________________________ (Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee: ______________________________

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

[To be attached to Global Notes only]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is U.S.$[•]. The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.6 or of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.6 of the Indenture, state the principal amount (which must be an integral multiple of U.S.$1,000 in excess of U.S.$200,000) that you want to have purchased by the Company: U.S.$

Date: __________ Your Signature ____________________________

                               (Sign exactly as your name appears on the

other side of the Note)

Tax Identification No.:________________________

Signature Guarantee: _______________________________________

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT B

FORM OF CERTIFICATE FOR TRANSFER TO QIB

[Date]

The Bank of New York Mellon

101 Barclay Street, Floor 7 East

New York, New York 10286

Attention: Global Corporate Trust

Re:	4.125% Senior Notes due 2027

of Intercorp Financial Services Inc. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of October 19, 2017 (as amended and supplemented from time to time, the “Indenture”), by and among the Company, The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S.$             aggregate principal amount of the Company’s 4.125% Senior Notes due 2027 (the “Notes”) which represents an interest in a Regulation S Global Note (CUSIP: P5626FAA0/ISIN: USP5626FAA05/COMMON CODE: 166226422) beneficially owned by the undersigned (the “Transferor”) in connection with the proposed transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note (CUSIP: 45866EAA5 /ISIN: US45866EAA55/COMMON CODE: 166226945).

In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of

Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

B-1

EXHIBIT C

FORM OF CERTIFICATE FOR TRANSFER

PURSUANT TO REGULATION S

[Date]

The Bank of New York Mellon

101 Barclay Street, Floor 7 East

New York, New York 10286

Attention: Global Corporate Trust

Re: 4.125% Senior Notes due 2027

of Intercorp Financial Services Inc. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of October 19, 2017 (as amended and supplemented from time to time, the “Indenture”), by and among the Company, The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S.$             aggregate principal amount of the Company’s 4.125% Senior Notes due 2027 (the “Notes”) which represents an interest in a Rule 144A Global Note (CUSIP: 45866EAA5 /ISIN: US45866EAA55/COMMON CODE: 166226945) beneficially owned by the undersigned (“Transferor”) in connection with the proposed transfer of such Notes in exchange for an equivalent beneficial interest in the Regulation S Global Note (CUSIP: P5626FAA0/ISIN: USP5626FAA05/COMMON CODE: 166226422).

In connection with such request, the Transferor confirms that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor represents that:

(a) the offer of the Notes was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on the Transferor’s behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

C-1

(e) the Transferor is the beneficial owner of the principal amount of Notes being transferred.

In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, the Transferor confirms that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

C-2

EXHIBIT D

FORM OF CERTIFICATE FOR TRANSFER

PURSUANT TO RULE 144

[Date]

The Bank of New York Mellon

101 Barclay Street, Floor 7 East

New York, New York 10286

Attention: Global Corporate Trust

Re: 4.125% Senior Notes due 2027

of Intercorp Financial Services Inc. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of October 19, 2017 (as amended and supplemented from time to time, the “Indenture”), by and among the Company, The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to Company’s 4.125% Senior Notes due 2027 (the “Notes”) which represents an interest in a U.S.$             aggregate principal amount of a Rule 144A Global Note (CUSIP: 45866EAA5 /ISIN: US45866EAA55/COMMON CODE: 166226945) beneficially owned by the undersigned (“Transferor”) in connection with the proposed transfer of such Notes in exchange for an equivalent beneficial interest in a Note that does not bear the Private Placement Legend (CUSIP: P5626FAA0/ISIN: USP5626FAA05/COMMON CODE: 166226422). In connection with such request, the Transferor confirms that such sale has been effected pursuant to and in accordance with Rule 144 under the U.S. Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

D-1